Exhibit 32.1

 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350)

The undersigned, the chief executive officer of Span-America Medical Systems, Inc. (the "Company"), certifies that to the best of his knowledge: (1) the Quarterly Report on Form 10-Q for the period ended July 3, 2004 (the "Periodic Report"), which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and (2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

The foregoing certification is made solely for purposes of ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350) and no person shall be entitled to rely upon the foregoing certification for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.



                                /s/ James D. Ferguson
                                -------------------------------------------
                                James D. Ferguson
                                President and Chief Executive Officer



Date: August 12, 2004